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                                                                   EXHIBIT 10.31

                          STOCK SUBSCRIPTION AGREEMENT

            Stock Subscription Agreement, dated as of January 27, 2005, between Dean Specialty Foods Holdings, Inc., a Delaware corporation (the "COMPANY"), and the Purchaser named on the signature page of this Agreement (the "PURCHASER").

            WHEREAS, the Purchaser desires to subscribe for, and the Company desires to make available for purchase, those shares of the Company's common stock, par value $.01 per share (the "SHARES"), indicated as being subscribed for by the Purchaser on the signature page of this Agreement, on the terms and conditions set forth below.

            NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

            1.    Purchase and Sale of the Shares.

            (a) General. Subject to all of the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing (as defined in Section 2(a)), the Purchaser hereby subscribes for and agrees to purchase, and the Company agrees to sell to the Purchaser for the Purchaser's own account, the number of Shares set forth opposite the Purchaser's signature on the signature page of this Agreement.

            Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to sell any of the Shares to any Purchaser who is a resident of a jurisdiction in which the sale of Shares to such Purchaser would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction.

            (b) Purchase Price; Fair Market Value. The purchase price per Share shall be $5,000. At the Closing, the Purchaser shall purchase the Shares for the aggregate amount set forth on the signature page of this Agreement (the "PURCHASE PRICE"). The Purchase Price shall be paid by the Purchaser at the Closing in cash (payable by wire transfer of immediately available funds to an account designated by the Company or certified or bank cashier's check).

            2.    Closing.

            (a) Time and Place. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held at the offices of the Company on January 27, 2005 or such later date as the Company and the TreeHouse Representative (as defined

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in the Stockholders Agreement, dated as of the Closing Date (as amended from time to time, the "STOCKHOLDERS AGREEMENT")) may determine (the "CLOSING DATE").

            (b) Delivery by the Company. At the Closing, against delivery of the Purchase Price, the Company will deliver to the Purchaser (i) a stock certificate registered in the Purchaser's name and representing the number of Shares purchased by the Purchaser, which certificate shall bear the legends set forth in the Stockholders Agreement, among the Company, the Purchaser and each other purchaser of the Company's Common Stock and (ii) a signature page to the Stockholders Agreement executed by the Company. Notwithstanding anything to the contrary contained in this Agreement, the Company shall have no obligation to the Purchaser under this Agreement unless, on or before the Closing Date, (A) the TreeHouse Investors (as defined in the Stockholders Agreement) shall have executed and delivered to the Company stock subscription agreements, substantially in the form hereof, in respect of Common Stock having an aggregate purchase price of $10 million and (B) each other member of the Initial TreeHouse Management (as defined in the Stockholders Agreement) shall have executed and delivered to the Company a stock subscription agreement, substantially in the form hereof, evidencing such other member's purchase of shares of the Company's Common Stock.

            (c) Delivery by the Purchaser. At the Closing, the Purchaser will deliver (i) the Purchase Price as provided in Section 1(b) and (ii) an executed signature page to the Stockholders Agreement.

            3.    Purchaser's Representations, Warranties and Covenants.

            (a) Investment Intention and Restrictions on Disposition. The Purchaser represents and warrants that the Purchaser is acquiring the Shares solely for the Purchaser's own account for investment and not with a view to, or for sale in connection with, any distribution thereof. The Purchaser agrees that the Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Shares) or any interest therein or any rights relating thereto, except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "ACT"), all applicable state securities or "blue sky" laws and the Stockholders Agreement. Any attempt by the Purchaser, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares or any interest therein, or any rights relating thereto, without complying with the provisions of this Agreement and the Stockholders Agreement shall be void and of no effect.

            (b) Securities Law Matters. The sale of the Shares hereunder is being effected pursuant to an exemption from registration under the Securities Act of 1933, as amended, available under Regulation D. The Purchaser acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Act or qualified

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under any state securities or "blue sky" laws, (ii) it is not anticipated that there will be any public market for the Shares, except as contemplated by the Stockholders Agreement, (iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares, unless such Shares are subsequently registered under the Act and such state laws or an exemption from such registration is available, or as contemplated by the Stockholders Agreement, (iv) Rule 144 promulgated under the Act ("RULE 144") is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Shares without registration will require the availability of an exemption under the Act, (vii) restrictive legends in the form set forth in the Stockholders Agreement shall be placed on the certificate representing the Shares and (viii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

            (c) Ability to Bear Risk. The Purchaser represents and warrants that
(i) the financial situation of the Purchaser is such that the Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and (ii) the Purchaser can afford to suffer the complete loss of the Purchaser's investment in the Shares.

            (d) Access to Information; Sophistication; Lack of Reliance. The Purchaser represents and warrants that (i) the Purchaser has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Shares and to obtain any additional information that the Purchaser deems necessary, (ii) the Purchaser's knowledge and experience in financial business matters is such that the Purchaser is capable of evaluating the merits and risk of the investment in the Shares and (iii) the Purchaser has carefully reviewed the terms and provisions of the Stockholders Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, each Purchaser represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to such Purchaser by or on behalf of the Company, except for those representations and warranties contained in Section 4 and the Stockholders Agreement, (ii) such Purchaser has relied upon such Purchaser's own independent appraisal and investigation, and the advice of such Purchaser's own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and (iii) such Purchaser will continue to bear sole

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responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company. For purposes of this Section 3(d), the Company includes each of the businesses to be acquired by the Company on the Closing Date.

            (e) Accredited Investor. The Purchaser represents and warrants that the Purchaser is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Act and, if the Purchaser is a natural person, that:

            (i) the Purchaser has an individual net worth, or joint net worth with the Purchaser's spouse, in excess of $1,000,000; or

            (ii) the Purchaser has had an individual income in excess of $200,000 in each of 2003 and 2004 or joint income with the Purchaser's spouse in excess of $300,000 in each of 2003 and 2004, and the Purchaser has a reasonable expectation of reaching the same income level in 2005.

            (f) Due Execution, Enforceability, etc. The Purchaser represents and warrants that (i) the Purchaser has duly executed and delivered this Agreement,
(ii) all actions required to be taken by or on behalf of the Purchaser to authorize the Purchaser to execute, deliver and perform the Purchaser's obligations under this Agreement and the Stockholders Agreement have been taken,
(iii) this Agreement constitutes and, upon execution thereof, the Stockholders Agreement will constitute the Purchaser's legal, valid and binding obligations, enforceable against the Purchaser in accordance with their respective terms,
(iv) the execution and delivery of this Agreement and the Stockholders Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby in the manner contemplated hereby and thereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any statute, law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to the Purchaser or by which the Purchaser or any material portion of the Purchaser's properties is bound, (v) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement or the Stockholders Agreement or the performance of the Purchaser's obligations hereunder or thereunder and (vi) if the Purchaser is an individual, the Purchaser is a resident of the state set forth below the Purchaser's signature on the signature page and if the Purchaser is not an individual, the Purchaser's principal place of business and mailing address is in the state set forth below the Purchaser's signature on the signature page.

            4. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that prior to the Closing (i) it will have taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) this

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Agreement will be duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

            5.    Miscellaneous.

            (a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

            (b) Waiver. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

            (c) Amendments. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto.

            (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Purchaser without the prior written consent of the other party.

            (e) Governing Law. This Agreement shall be governed by and construed in accordance with, the law of the State of Delaware, without giving effect to the choice of law principles thereof.

            (f) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery or (iv) sent by fax, as follows: if to the Purchaser, to the Purchaser at the address set forth under the Purchaser's name on the signature page of this Agreement or to such other person or address as the Purchaser shall specify by notice in writing to the Company, with a copy to Vedder, Price, Kaufman & Kammholz, 222 N. LaSalle Street, Chicago, Illinois 60601, Telephone:
(312) 609-7500, Fax: (312) 609-5005, Attention: Robert J. Stucker, Esq. and
Thomas P. Desmond, Esq.; and if to the Company, to it at 857-897 School Place, P.O. Box 19057, Green Bay, WI 54307, Telephone: (920) 497-7131, Fax: (920)
497-4604,

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Attention: General Counsel, with, prior to the Registration Date (as defined in the Stockholders Agreement), a copy to Dean Foods Company, 2515 McKinney Avenue, Suite 1200, Dallas, Texas 75201, Telephone: (214) 303-3413, Fax: (214) 303-3853,
Attention: General Counsel. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

            (g) Headings. The headings contained herein are for convenience only and shall not control or affect the meaning or interpretation of any provision hereof.

            (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

            (i) Severability. In case any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

            (j) Entire Agreement. The Stockholders Agreement, this Agreement, and any employment agreement between the Purchaser and the Company shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements, arrangements, understandings, documents, instruments and communications, whether written or oral, with respect to such subject matter.

                          -- Signature page follows --

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            IN WITNESS WHEREOF, the Company and the Purchaser have executed this
Agreement as of the first date written above.

                                            DEAN SPECIALTY  FOODS HOLDINGS, INC.

                                            By: _______________________________
                                                Name:
                                                Title:

Total number of shares of
Common Stock subscribed
for:

________________ Shares                       _________________________________
                                              (Signature of Purchaser)
________________ Purchase Price               _________________________________
                 for Shares                   (Print Name of Purchaser)
                                              _________________________________
                                              (Address of Purchaser)
                                              _________________________________
                                              _________________________________
                                              (Phone Number of Purchaser)
                                              _________________________________
                                              (Fax Number of Purchaser

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